Exhibit 99.2




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                                                               Final Transcript











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Thomson StreetEvents
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  Conference Call Transcript

  FRP - Q1 2005 FairPoint Communications, Inc. Earnings Conference Call

  Event Date/Time: May. 04. 2005 / 9:00AM ET
  Event Duration: N/A




















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
                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------



CORPORATE PARTICIPANTS

 Timothy W. Henry
 FairPoint Communications, Inc. - V.P. of Finance and Treasurer

 Eugene Johnson
 FairPoint Communications, Inc. - Chairman and CEO

 Walter Leach
 FairPoint Communications, Inc. - Executive V.P. and CFO



CONFERENCE CALL PARTICIPANTS

 Simon Flannery
 Morgan Stanley - Analyst

 Daniel Henriques
 Goldman Sachs - Analyst

 Tom Seitz
 Lehman Brothers - Analyst

 Ed Yang
 CIBC World Markets - Analyst

 Kevin Moore
 Wachovia Securities - Analyst


 PRESENTATION



--------------------------------------------------------------------------------
Operator


Good morning. My name is Judy, and I will be your conference facilitator today. At this time, I would like to welcome everyone to the FairPoint Communications First Quarter 2005 Earnings Conference Call. All lines have been placed on mute to prevent any background noise.

After the speakers remarks there will be a question and answer period. At that time, if you would like to ask a question, please press star then the number one on your telephone keypad. If anyone needs assistance at anytime during this conference, please press star then zero and an operator will assist you. As a reminder ladies and gentlemen this conference is being recorded today, May 4, 2005. Thank you. I would now like to introduce Mr. Tim Henry, Vice President of Finance and Treasurer. Mr. Henry, you may begin your conference.



--------------------------------------------------------------------------------
Timothy  W.  Henry -  FairPoint  Communications,  Inc.  - V.P.  of  Finance  and
Treasurer


Judy, thank you and good morning everyone. We greatly appreciate your joining us this morning as we speak about our first quarter 2005 financial results. Participating on today's call are Gene Johnson, our CEO, and Walter Leach, our CFO. Before we begin let me dispense with the "Safe Harbor" disclosure.

The statements contained in this conference call which are not historical fact may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results may differ materially from those projected in such statements due to a number of risks and a number of uncertainties which are described in the company's SEC Form 10-K as filed with the Securities and Exchange Commission. All information is current as of the date of this earnings call and FairPoint Communication undertakes no duty to update this information.

Having said this, allow me to introduce Gene Johnson our Chairman and CEO.


--------------------------------------------------------------------------------
 Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO



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the prior written consent of Thomson Financial.

                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


Thanks Tim and good morning everyone we appreciate you joining us. We're going to discuss the operational results and highlights for the first quarter. We think we had a solid first quarter. We performed much as I had anticipated and think we're really right on track to meet our business plan for this year.

It's important to note that our financials really are starting to reflect the strengthened capital position from the recent IPO re-capitalization. You'll see that in the interest expense numbers and I think we're starting to get some traction and I believe this quarter is going to demonstrate the potential that the business is going to hold longer term for our investors.

Remember our core investment proposition and so let's put the quarter in context to that and the basic proposition is that we're going to do a couple of things. We're going to pursue profitable growth through deregulated revenues and while we're doing this we're going to really work hard to maximize the regulated revenues on that side of the business right now. We've spent a lot of time on the regulatory environment.

I'm actually making this call from Washington and I'll comment on what my takeaways are from two and a half days of work up here, just so you get some sense of what we're seeing here.

We will continue to pursue strategic acquisitions that we believe will quickly accrete our cash available for dividends. I'm going to talk about a couple of those and that we understand how critical it is we deliver consistent dividends and that we do it within the policy that we've stated. We expect to do that. We're very confident we're beginning to do that.

Also we said that we work hard to manage our costs and we're going to really work hard to maintain the quality of the balance sheet and leverage ratios and so on. We'll get to that back drop. How did first quarter look?

As you know, we completed the recapitalization and as a result of that we significantly decreased cash interest expense by something like 31.3 percent or $6.3 million from the fourth quarter of last year.

We delivered a net income for the first time in a number of years even without the non-recurring items that related to the recap and the income tax benefits that were recorded in the quarter. We did see a drop in regulated revenues of about 4.0 percent from the first quarter of '04. We don't really think there's any reason to believe that this results from a fundamental change in our business. We pretty much expected these losses. Most of the decrease we had budgeted for as we expected some drop in USF and access revenues so we're not surprised by anything we've seen on that side.

Remember that as we look at our regulated revenue base, one of the things I've said over and over again, is that I'm really a little more concerned about regulated revenues than I am competition. We operate in places that we really don't have particularly effective competition. Remember we only have cable modem offerings in about 37 percent of our exchanges today and essentially no wireline competition. So we believe that any competitive pressures are still a long ways off and we think that our position in the community, our customer loyalty and the long history we have of community involvement in being important economic development leaders in the community are going to stand us in great stead and minimize the impact of competition when it does get to our very, very rural markets.

We saw a great stability, we think - very good stability, in our voice access lines in this quarter. We're happy to report that total access line equivalents were up about 0.4 percent from the fourth quarter of 2004. A small decrease loss in voice lines of 0.4 decrease in voice lines in the quarter and of course that was offset by increases in our data lines and in our business customers.

On the deregulated side of the business mainly we're talking about high-speed data, long distance and other kinds of deregulated businesses. We report high-speed data as including, I think we like to say we're technology agnostic, so we provide high-speed data to a customer through DSL, through cable modem service or through in some cases fixed wireless service. We think of them all the same. We just want to get that customer to take service from us and we've shown really strong growth in that area.

High-speed data increased something like 47.4 percent over the last year and long distance increased about 23.4 percent. We actually added 2,093 high-speed data lines in the first quarter of this year and we had a loss of about 860 access lines which shows a decrease in the rate of loss from the last quarter.

Remember that we have intentionally slowed down the high-speed data growth focusing on churn and focusing on RPU and on margins. That's been quite successful. We're very pleased with that and I think we will see a little more growth going forward in that area.



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
                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


One important impact from high-speed from our long distance is we increased additional revenues from these deregulated sources. Those gross margins tend to be lower so you can see margins slowly drifting down as we sell more of the lower margin services. These are very strong and I think important revenue sources and so we're pleased that we can add those. I don't worry so much about the margins than I do about incremental gross profit.

We think that we still have lots of room to grow our deregulated revenues. We're still as we have told you under-penetrated in long distance. We think we still have some great opportunities as we continue to bundle our long distance products with the voice and eventually with data and we will see more upside in both long distance and in our high-speed data products.

We also expect to continue to launch new products and services. For instance we are very happy to be able to announce that we have entered into an agreement with Direct TV to provide satellite television service to our customers. We will be bringing this service to some of our largest markets relatively soon and we believe that the Triple Play opportunity is an important strategy for us.

I'd like to point out that we don't expect very, very large dollars from Direct TV, but it is nice incremental revenues and free cash flow.

As I've said we really expect that we will continue to increase our penetration. I think it's important to note that our high-speed data penetration now is something like 15.4 percent. We've increased that by almost 50 percent in a year so we've done really quite well there.

Our cash available for dividends, which is defined as Adjusted EBITA, net of Capex, taxes and debt service, at the end of the quarter was approximately $12.8 million though on a pro forma basis assuming we had completed the recap at the beginning of the year it would have $18.2 million.

On the acquisition side we have two transactions to talk about. We did close the Berkshire acquisition on Monday of this week. We're very pleased about that. Berkshire, as you know, is right next door to our Taconic Telephone Company in New York. They have a great team at Berkshire that will be joining the FairPoint team - that have joined the FairPoint team, and Berkshire delivers great products and services to their customers and we're very excited about having Berkshire as part of the FairPoint family.

We expect that this transaction will contribute to this year's cash available for dividends and we obviously know that part of the company and that part of the state very well. We expect that company to do very, very well under FairPoint's ownership.

We also are pleased to announce another small acquisition. The Bentleyville Communications located right next door to one of our companies in southwest Pennsylvania. We expect to close that transaction in the third quarter of this year and we also expect it will immediately add to this year's cash available for dividends.

The Bentleyville transaction is a relatively small transaction. However, it's a significant transaction in Pennsylvania because it will double our size essentially in Pennsylvania and is right next door. The transaction is going to cost us net of cash a little less than $10 million. We think there's very little integration risk in the transaction and as I said it's right next door to our existing operations in southwestern PA.

We will continue to look for acquisitions like this. We like the idea of doing transactions that give us immediate cash returns, limited integration risks and when we see a transaction like that we are sure we will work hard to do those. We've done thirty of those deals in the past and I think you'll see our track record in the past about how well we operated those and exceeded our projections.

I want to talk a second or two about costs. I think we've done a pretty good job of managing costs and with our cost structure but we really want to work hard to do even more than that. Our gross margins declined during the quarter because of increase of costs that were attributable to the non-regulated revenues of high-speed data, long distance and so on and as I said earlier these costs have lower margins and as a result of that lower overall gross margin did go down.

We grew our cash costs other than COGS by about 2.2 percent, but about half of those costs were related to public costs such as SOX compliance, additional D&O insurance and so on and about half were associated with network costs increases related to high-speed data program outside the area of costs of goods sold. So basically the recurring costs of the running the business were basically flat and we're very pleased with that. We think that we're doing a great job of controlling costs and we expect to continue to do that in the future.

I'd like to comment for a second about the regulatory environment. I know that's one you're all interested in and it's a very important one to us. I have spent the last couple of days in Washington and actually- have a couple of more important meetings with staffers this morning before I head back to Charlotte. I can tell you a couple of key points.




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
                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


The SEC lockdown, if you will, has continued and does continue. In meetings yesterday with Chairman Martin's new chief of staff Gonzalez and he reported that he expects the lockdown to continue for another couple of weeks as they continue putting the staff in place. I have a tentative meeting scheduled with Chairman Martin in about three weeks. Hopefully by that time, he'll be able to talk about what some of his plans are as it relates to universal service and inter carrier compensation -- two things we're both concerned about.

We also spent some significant time with Senate staff including a long meeting late yesterday evening with the staff of the Senate Commerce Committee including the chief of staff of that committee and I think got a better sense of what's going on and we also met with folks involved in the House committee and potential legislation there yesterday.

We believe based on our discussions and what we've heard from people is that there's some significant differences between the views of certain Members of the House. Those views, by the way, are continuing to change, literally, almost daily. So it would be very premature to say what a House bill might look like. They still believe that they can get some kind of a bill out of their committee before the August recess.

The Senate is on a significantly slower track, and I think it's important to recognize that next year is an election year. It doesn't appear that there's likely to be a bill out this year. It just seems like, based on what we learned in our meetings, its just not going to happen this year. Next year is an election year. I don't really expect to see significant telecom regulation or bills rather, until 2007 at the earliest based on what I've learned.

I do think that the FCC is going to work hard to try to tackle the inter-carrier compensation issue. This year as you know the preceding is open and the first round of comments are due later this month and then they'll be a second round of comments due and then the real work starts with the ex-parte.

I think it is unlikely they can accomplish that goal this year. It will be interesting to see what Chairman Martin thinks about that, although at least one commissioner told us yesterday he really believes that they can get that done this year. We've not yet heard Chairman Martin's take on that.

So at the end of the day, I don't see anything on the horizon that is going to significantly impact our regulated revenues. Probably, quite frankly, I believe for a couple of years out I think that's probably good news, and I feel quite frankly better today about our regulated revenue stream than I have in quite some time. I've really come to that realization in the last few weeks, as I've spent a lot of time in Washington in the last few weeks.

Now let me quickly turn to our outlook for the year. As you know, we haven't and we really don't plan to predict revenue numbers or line equivalents, at least publicly. We predict them internally. As you know, those have gives and takes which are inherent in the regulated business. We do feel comfortable in our ability to deal with the changes that come along however.

We expect the quarters to continue to show some lumpiness, and that's primarily because of two things. One is when we receive our dividend and partnership distribution payments and also the true ups and so on that are inherent in the regulated business that cause one time adjustments to revenues that are not ongoing.

We are on track as I said earlier to hit our 2005 business plan and let me just add as kind of a little bit. As you know we don't like giving guidance but let me just remind you that essentially all of our employees 2005 bonus potential which is a significant part of number of our senior employees particularly. It's a very significant part of my income relies upon us paying the intended annual dividend at $1.59 and that dividend payout ratio not greater than 80 percent of our cash available for dividends.

And so you can believe that the management team and the employees throughout the company are laser focused on accomplishing that goal and carrying out the business plan within those parameters.

So finally let me comment if I could on to the Capex front for a second. We actually spent somewhat less in the first quarter than we had originally budgeted and I am expecting this impact to flow through for the rest of the year. I can tell you that it wasn't driven by any particular reduction in any particular area but just tighter management of capital expenditures across the board.

We actually implemented a tighter look at capital expenditures that's based on really looking at internal rates of return as the best use of our cash. We've talked about that in the past with you that we are really focused on getting the highest return on our cash and so we're very careful about how we spend our capital dollars consistent with the need of providing high quality customer service carrier of last resort responsibilities and maintaining our regulated revenue base.




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
                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


So I'd like to tell you that we're going to revise our Capex guidance for '05 to the $27 to $28 million range. So the new cap ex guidance is $27 to $28 million. And then finally, for interest expense, we expect interest expense to be in the range of 41 to $43 million for the year. We gave you previous guidance of $39 to 41 million. This new guidance takes into account the Berkshire debt we have recently added, and the interest rate swaps we announced in April. It does not account for the Bentleyville acquisition or any other acquisitions we might announce this year.

On a pro forma basis, the interest expense, had we closed the transaction on January 1st, would be about $36 million for the year, if we pro forma that out. With that, I'm going to stop, turn it over to Walt to give you some color on the financial statements and then we'll open it for Q&A.


--------------------------------------------------------------------------------
Walter Leach  - FairPoint Communications, Inc. - Executive V.P. and CFO


Thank you, Gene, and I want to welcome -- again, welcome everyone to the call this morning. Today we reported first quarter 2005 results of $61.7 million in revenue, adjusted EBITDA as defined in the earnings press release of $32.4 million, net income of $11 million, and earnings per share of $0.32. The quarterly revenues represented a 1.1 percent increase from the $61 billion reported for the first quarter of 2004, as you heard from Gene, and no acquisitions occurred over the last year. So this revenue growth was all from existing operations. And we saw a positive impact being made to the revenue line by several key initiatives. We made a commitment in 2003, as we talked about before, to aggressively deploy high-speed data products and DSL cable modems or wireless in our markets in order to position ourselves as not just a telephone company, but the broadband service provider in our markets. We believe that our results over the last few quarters speak to that fact, and as Gene mentioned earlier, are DSL penetration rate is one of the highest in the industry.

Now, despite our decision to adopt a more conservative selling approach in the fourth quarter of last year and the first quarter this year, whereby we stressed profitability over greater market share, the data and Internet revenue still grew during the quarter by 38.9 percent over the first quarter of 04 to $5.6 million. During the second half of 2004 we also began to sell a bundled offering consisting of local service, long distance, and enhanced calling features, and this initiative clearly contributed to an increase in our long distance penetration rate as our long distance revenues grew by almost 16 percent over the first quarter of 2004, to $4.7 million. At the end of the first quarter of `05, our long distance penetration, and this is based upon interstate picks, had grown to 41 percent compared to 32 percent at the end of the first quarter a year ago.

We do believe there is room for continued growth in long distance, as we continue to trail the penetration levels that's been achieved by some of our peers.

Let me discuss for a moment about the regulated revenue side of the business. Local revenues were up slightly, and that's despite starting the quarter with about 2.5 percent fewer access lines then we were a year ago.

Now, this increase is primarily due to intrastate access reform in Maine, where local rates were increased as an offset to a reduction in intrastate access rates in the state of Maine. You will note intrastate access revenues dropped about $600,000 from the first quarter of a year ago. Again, that's due partly to the Maine situation, as well as to a decline in minutes of use in a couple of our states. Interstate revenues were essentially unchanged over the prior quarter, and as we expected, USF declined about $650,000 from the first quarter a year ago due to the increase in the national average cost per loop, which effectively pays less to companies like FairPoint, whose costs increased at a slower rate than the national average.

Now, total operating expenses, moving on to the expense side, total operating expenses including depreciation and amortization increased $2.9 million or 6.9 percent for the quarter ended March 31, 2005, compared to the same period of the prior year. However, as Gene said, if you exclude the higher cost of goods sold related to the growth of our unregulated revenue stream, predominantly high-speed data and long distance, comparable cash operating expenses were up only 2.2 percent over the first quarter of 2004.

Let me move on to EBITDA as defined in the earnings press release, and you'll see there's a very good detailed calculation on the attached pages to that release, but EBITDA for the quarter was a -$54.6 million dollars due to the recapitalization that we incurred $86.8 million of expenses related to losses on the early retirement of debt and the redemption of our preferred stock. Excluding the nonrecurring expenses and results in an adjusted EBITDA of $32.4 million versus $35.5 million in the first quarter of 2004. However, we received a one-time distribution last year of $2 1/2 million related to the sale of assets in a cellular partnership. That was a nonrecurring event, and after excluding such sale, our EBITDA was down about 1.8 percent from last year, which was exactly in line with our expectations.

Now, as Gene said, we do not intend to provide guidance on quarterly or annual EBITDA, but I will caution you about attempting to annualize the first quarter results to produce a full year number. There are a number of items that will cause full year EBITDA to be better than just annualizing the first quarter, and let me give you a few examples. In April -- excuse me, on April 1, we will see a substantial drop in our cost of




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
                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


goods sold related to DSL, anywhere from a $3.00 to a $6.00 per month drop, as a result of a reduction in the NECA tariff and that affects all of our customers with the exception of Washington state, which is filed under a different kind of tariff situation. In addition, we typically receive NECA tru-ups during the summer, which often represent significant one-time increases in access revenues. We also expect to continue increasing sales of our high-speed data and LD products, which will positively impact full year. And finally, the cellular distribution and dividends that we received tend to be lower in the first quarter than in the following quarters. So all these items should result in a higher or improved EBITDA over the balance of the year.

OK. Let me turn to the bottom line, where you know we reported -- you will note we reported net income of $11 million compared to a $4.6 million the prior year. You will see that there was an $86.2 million loss related to the recapitalization, but that was more than offset by a $94.9 million income tax benefit that was recognized during the period. As previously reported, we had approximately $250 million in net operating loss carry forwards for which we were able to recognize a $66 million amount of deferred tax benefit. This is essentially taking the taxable benefit from such NOLs. And now that we expect to report net income in the future we were able to basically run that through the income statement. In addition to that $66 million we also recognized $28.9 million from the current period losses, and these were driven primarily by the recapitalization costs which resulted in a total tax benefit number that you see of $94.9 million.

Now, while this tax benefit had no cash impact during the quarter, you should note the exclusion of both non-recurring items, the recapitalization cost and the tax benefit. If you eliminate both of those, still would have resulted in a $2.3 million of recurring net income for the period.

Now, as Gene mentioned earlier, our IPO in February, which closed February 8th, 2005, raise gross proceeds of $462.5 million. We used those proceeds along with funds raised from our new credit facility to de-leverage the Company's balance sheet and repurchase all of the outstanding preferred stock. These transactions substantially reduced our borrowing costs from a weighted average rate of over 10 percent to approximately six percent today. In addition, these transactions enabled us to reduce our leverage from 5.75 times, and actually 6.8 times if you include the preferred stock, to our current leverage as of March 31 of approximately 4.3 times. So there has been, as expected, a substantial de-leveraging in the balance sheet as a result of the recap.

Now, as for our debt position, we entered into a new credit agreement, concurrent with the IPO, and the debt restructuring. The terms of the agreement provide us with $588 million in term debt, and a $100 million revolving credit facility. The term facility requires no amortization payments prior to its maturity in 2012, and the revolver matures in 2011. We currently have $19 million outstanding under the revolver today, as it was used to complete the Berkshire transaction, which Gene mentioned.

Now, in conjunction with entering into the credit agreement, in order to protect free cash flow, we entered into interest rate swap agreements that effectively locked in the interest rate on 65 percent or roughly $390 million of the outstanding debt. That had an average life of about four years. Now, we entered into swaps as we announced in April of this year, which locked in the rate on an additional $100 million. So consequently, today, we currently have a blended interest rate, a fixed rate, on 83 percent of our floating-rate debt. That approximates 6.1 percent, with an average life of approximately 4 1/2 years. So there's very little floating-rate debt that's left in place today, and it mitigates any exposure to floating-rate going forward.

The balance of the debt that is floating is at a rate of LIBOR plus 200 basis points.

Now, we completed the last step of the recapitalization of our balance sheet on May 2nd of `05 when the last remaining senior subordinated debt in the amount of about $22 million was called and replaced with bank debt. Therefore, as of that date, nearly 100 percent of all the high rate debt prior to the recapitalization has been replaced, but we will not see the first full quarter of those interest rate savings until the third quarter of 2005.

Now let me talk for a moment about our dividend philosophy. As a result of the recapitalization in February, the reduction in our debt balances and in our borrowing costs will substantially reduce our interest expense and significantly increase our cash flow available for dividends. This is cash flow after all debt service, taxes, and capital expenditures. Our Board of Directors have adopted a dividend policy as described in the 10-K on file with the SEC under which a substantial portion of the cash generated by our business in excess of our operating needs and other cash uses would in general be distributed as quarterly dividends to holders of our common stock run other than retained by us and used for other purposes. In general, we anticipate these dividend payments will approximate between 75 to 80 percent of our free cash flow available for such dividend, but these dividends are obviously only payable at the discretion of the Board.

We also reported in our 10-K on file with the SEC, in accordance with our dividend policy, that we expect to continue to pay quarterly dividends at an annual rate of $1.59 per share for the first for fiscal quarters following the closing of our IPO.




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
                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


Now, you will note in our earnings release that it contains a table showing the calculation of cash available for dividends using the actual results for the quarter as well as a pro forma calculation assuming the recapitalization had occurred on January 1 for the first day of the quarter. And based upon the $18.3 million calculated on a pro forma basis, and then working to a quarterly dividend requirement of about 13,744,000; basically 1/4 of the $1.59 a year, this results in a dividend payout ratio on a pro forma basis that would approximate 76 percent of the cash available for dividends, right? And the 75 to 80 percent range that gene mentioned.

Now, as Gene has indicated to you, the new guidance on capital expenditures and interest expense, so we don't need to go into that. He's also talked about the fact that the pro forma interest numbers do not include the Bentleyville Communications acquisition, so that would impact our ultimate interest cost, based upon when that closes, and I think Gene, with that, I'll turn it back to you to open it up for Q&A.


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


Good, great. Why don't we go ahead and open it up for quick Q&A then, and an operator will give your instructions.



QUESTION AND ANSWER



--------------------------------------------------------------------------------
Operator


At this time I would like to remind everyone in order to ask a question please press star than the number one on your telephone keypad. To withdraw your question, press star two. We'll pause for just a moment to compile the Q&A roster. And your first question comes from the line of Simon Flannery, with Morgan Stanley.


--------------------------------------------------------------------------------
Simon Flannery  - Morgan Stanley - Analyst


Thanks, Simon. Good morning. If you can talk a little bit about DSL, you showed, you know year over year, you've got some of the highest growth in the industry in terms of DSL penetration and also your DSL to access lines is just about the highest in the industry. Can you talk about where that can go, what the potential is? Obviously your cable competition is somewhat less than some of your competitors. Are there more access lines you've gone for the services to, and you know where does this ultimately go to? Or does it starts to decelerate in the next couple of years? And also help us think about what sort of ARPU you're seeing on the existing DSL lines, and at the margin, the new lines coming on. Thank you.


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


Sure. The answer to the question, Simon, is difficult because we really can't tell you exactly how far DSL penetration can go. I can give you some anecdotal information about high-speed data penetration in various areas, but in general we think that it will continue to climb. I personally believe eventually just about every customer we have will take high-speed data from us as we find that more and more applications -- and I think applications are going to be important over time. So we expect the growth to continue, you know, for the foreseeable future. We don't see any reason to tell you that it's going to slow down. Anecdotally, I was just talking to someone last night who operates in an area in Colorado, who told me that the firm was achieving 78 percent high-speed data penetration, an amazing number, and I've got to dig into that more and understand -- in fact, I'm going to go out and visit with her in the next couple weeks and understand more about why, if that number is really right, and why she's getting it. But if you look at what's happening for instance on Long Island, you know, that's not a very rural area, but you know you think of all the people out of Long Island who really are New Yorkers, but penetration for us on Long Island just from Cablevision alone is pretty darn high, and then you look -- if you add the Verizon penetration on top of that, I'm guessing it's probably a very high %. So we think we've got a long ways to go. As far as revenues, I think we said that our average ARPU is in the neighborhood of, well, 40 bucks.


--------------------------------------------------------------------------------
Walter Leach  - FairPoint Communications, Inc. - Executive V.P. and CFO


Right.



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
                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


And our margins are about -- I guess approaching 40 percent now. So about $16 on average is kind of what we're looking for as margins for our DSL business right now.


--------------------------------------------------------------------------------
Walter Leach  - FairPoint Communications, Inc. - Executive V.P. and CFO


And Simon, let me say that -- just remind people, that we only have cable modem competition in roughly 36, 37 percent of our markets, so in the balance of our markets, we are the only broadband choice around, so we don't have as much competitive pressure on pricing. Therefore, we're pretty comfortable with maintaining this ARPU and margin number going forward.


--------------------------------------------------------------------------------
Simon Flannery  - Morgan Stanley - Analyst


What percent of your lines are addressable with DSL now?


--------------------------------------------------------------------------------
Unidentified Company Representative


About 77 percent or so.


--------------------------------------------------------------------------------
Simon Flannery  - Morgan Stanley - Analyst


And is that pretty much capped now or ...


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


Yes, as you start going from there to 100 percent, it's -- you know, the ones that are left are very rural, spread out in -- you know, with pretty long loops to get to them, and we actually expect that we are likely to serve those with, you know, different kinds of technology, perhaps fixed wireless, and maybe over time as the technology changes and we get, you know, costs down we might be able to serve more of them with DSL, but we're looking for alternative ways to serve those customers. They are the ones that are really really in the rural areas.


--------------------------------------------------------------------------------
Simon Flannery  - Morgan Stanley - Analyst


Thank you.


--------------------------------------------------------------------------------
Operator


Your next question comes from the line of Daniel Henriques with Goldman Sachs.


--------------------------------------------------------------------------------
Daniel Henriques  - Goldman Sachs - Analyst


Hi, good morning. I have two questions. The first one, if you could give us some idea in terms of revenue and EBITDA contribution from Bentleyville acquisition. And second question, in terms of -- your line erosion improved this quarter. My numbers went from 2.9 percent last quarter to 2.5 percent this quarter. Can you talk a little bit about the line erosion trends in your territory? Why did it get better when everybody this quarter got worse? So is there anything unusual here that has to do with -- about erosion going forward. Thank you.


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


Yes, what was the first question, Walt?




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the prior written consent of Thomson Financial.

                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Daniel Henriques  - Goldman Sachs - Analyst


Bentleyville revenue and EBITDA contributions.


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


Right, right, right, yes. Bentleyville, yes. We have historically not reported information -- you know, guidance if you will on acquisitions, mainly for competitive reasons as much as anything else, but one thing I will tell you is repeat what I said earlier, and that is we expect Bentleyville to be accretive to our cash available for dividends this year. You know, immediately when we closed it, we expect to be accretive to cash available for dividends. And with that, I don't think I'll say anything more other than remind you that the transaction costs are going to be slightly less than $10 million and let you make your assumptions from there. As it relates to our line losses, we have -- I think we told you that we felt that last quarter seemed like a bit of an aberration to us, and we didn't expect that to continue because all of the anecdotal evidence is that line losses are primarily going to our DSL substitution, if you will, from second lines and losing some second lines to wireless, but remember what we said, that we're not seeing erosion of primary lines to wireless, only 23 or so -- may be slightly more than that, but around 23 reported numbers to wireless out about 220,000 roughly customers in the last year, and only -- and that wireline competition, so really we're not seeing customers going to other providers, and so we really think that our erosion is coming from two primary places, some secondary lines that are going to move in our second line to wireless and second line to DSL where they use the dialup Internet service.

We think that as we continue to lose second lines, obviously we've dropped from in the 15% range to something like mid single digits now, five to seven percent or something like that with second lines. We think that that trend is going to improve.

We don't believe this quarter is any kind of an anomaly at all. We think this quarter is the ongoing trend. Now, one - I like to point out internally that one quarter does not a trend make, just like last quarter did not make a trend, we're not sure that this quarter makes a trend but we'll be watching this very, very closely and I think we're quite pleased with what happened in the last quarter on our line losses.


--------------------------------------------------------------------------------
Daniel Henriques  - Goldman Sachs - Analyst


Thank you.


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


You're welcome.


--------------------------------------------------------------------------------
Operator


Your next question comes from the line of Kevin Moore with Wachovia Securities.


--------------------------------------------------------------------------------
Kevin Moore  - Wachovia Securities - Analyst


Question, again, I know you don't give guidance on EBITDA margins, but the way we calculate with just operating income and D&A dropped about 47% which was a pretty big drop over the quarter and you said not to sort of annualize that. Does it look more like last year's average over the year? Can you give us any sense of sort of where that could - some range of how we can think about EBITDA margin? That's my first question and I have a follow-up.


--------------------------------------------------------------------------------
Walter Leach  - FairPoint Communications, Inc. - Executive V.P. and CFO


Kevin, this is Walt. Unfortunately, we are not going to provide any more guidance than what we've indicated. I would remind you that there in the fourth quarter of last year there was a major tru-up on the interstate access side of $1.8 million that caused last quarter's EBITDA margin to look unusually robust, so you're comparing against a quarter over quarter sequential change that's a little bit of an unfair comparison.




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
                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


But we continue to kind of say the same thing, Kevin, which is we know that regulated revenues will tend to drift down. We will replace those or more than offset those with deregulated revenues. The nature of those deregulated revenues
- the margins are substantially less than the regulated revenues so we're working hard to try to generate more revenues to offset the margin differential and we have consistently said you can expect to see the EBITDA margins drift down, not dramatically, but drift down over time as we end up moving revenues from regulated to more deregulated revenue streams.


--------------------------------------------------------------------------------
Kevin Moore  - Wachovia Securities - Analyst


A couple follow-up questions. On the sequential decline and, sort of, interstate access revenues, was that a sort of season factor?


--------------------------------------------------------------------------------
Walter Leach  - FairPoint Communications, Inc. - Executive V.P. and CFO


Let me look. I think you may be referring to "intrastate." Now the interstate drop, again, was this $1.8 million true up. It has not happened before that I can recall our business where we actually had a true up from NECA that came in the fourth quarter. It was from a couple years earlier. Typically, we get them during the summer months. So that's all related to the true-up on the intrastate side in the fourth quarter.


--------------------------------------------------------------------------------
Kevin Moore  - Wachovia Securities - Analyst


Okay. And then last couple questions - and again, if you could on the Bentleyville acquisition, you said you don't give specific guidance, but can you give us any direction in terms of ARPU and EBITDA margins relative to your base, roughly in line or ...


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


I would say roughly in line. We think we have some pretty good opportunities there with high speed data but I would say it is roughly in line with our existing business, I think it is fair to say.


--------------------------------------------------------------------------------
Kevin Moore  - Wachovia Securities - Analyst


All right. Thank you.


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


You're welcome.


--------------------------------------------------------------------------------
Operator


Once again, ladies and gentlemen, to ask a question, please press star then the number one on your telephone keypad.

Your next question comes from the line of Ed Yang with CIBC World Markets.


--------------------------------------------------------------------------------
Walter Leach  - FairPoint Communications, Inc. - Executive V.P. and CFO


Hello, Ed.


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


Ed, are you there?


--------------------------------------------------------------------------------
Operator




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
                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


We're not getting any response from that line. Once again, to ask a question, please press star one on your telephone keypad.

And we now have a follow-up question from the line of Kevin Moore with Wachovia Securities.


--------------------------------------------------------------------------------
Kevin Moore  - Wachovia Securities - Analyst


Sorry to monopolize things but I just want to - You guys made an interesting comment about how compensation has really tied you guys to keeping the dividend payout below 80%. Can you guys give us investors a sort of a sense of how that part of the one year goal, is that part of a three or five year goal? How long does that sort of time out in terms of ...


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


Well, I can tell you that as long as I am CEO, that will be what we do. My compensation, for instance, something like half or more of my total compensation will come from the bonus, at-risk part of my compensation and we expect that this policy will be in place certainly as long as I am CEO and expect the board of directors to continue it beyond that. We think it is the right thing to do. It aligns our employees with our shareholders. It lets our shareholders know that our employees will only be compensated in the area of bonus and profit-sharing portion of our compensation in our 401-K plan after our shareholders have received their dividends and they've met that criteria we've established, so we just think it's the right thing to do and I expect it will be a continuous thing for us.


--------------------------------------------------------------------------------
Kevin Moore  - Wachovia Securities - Analyst


Thank you.


--------------------------------------------------------------------------------
Operator


And your next question is also a follow-up from the line of Daniel Henriques with Goldman Sachs.


--------------------------------------------------------------------------------
Daniel Henriques  - Goldman Sachs - Analyst


Just another follow-up question. In terms of your billing migration, you mentioned there is going to be about $1.3 million, I believe, in costs in '05 related to that. How are you doing in terms of the new billing system, how much have you spent already -- that's basically it.


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


I'll let Walt answer the question on how much we spent in the second but we are right on track with that and we are really actually quite pleased right now. It started slow, it's picked up speed very nicely. We are over 50% done with the migration. We are really pleased with how it's going. I would like to point out that one of the reasons we feel like we have a little bit of softness in our revenues sales of new products and services is because of the difficulties involved in the billing migration. As you can imagine, a lot of the people involved in customer sales and service are the same people who are involved in making sure that the billing conversion is done effectively and, as you're in the process of doing a major conversion, you can learn about significant sized companies, it definitely slows down Valeri's operations there and she is quick to point out to be the impact of that.

So we're really pleased, it's moving along well. We think that we're going to really see the benefits of it now. We are in pretty good shape. Right now our plan is to somewhere around the middle part of the year to stop the migration process, conversion process, until early next year to allow us to complete the Sarbanes-Oxley testing, the companies that remain on older billing systems are two companies that we outsource our billing to, that both are SOX compliant already so we will be fully SOX compliant and then early in the first quarter of next year we will finish those final conversions, and we expect those to go smoothly as well.

Walt, do you have some numbers that you can ...




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
                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Walter Leach  - FairPoint Communications, Inc. - Executive V.P. and CFO

Basically, Daniel, there has been no surprise in terms of the expected cost of the billing process. It comes in kind of sequentially as we go through the conversion process. We are still comfortable with the original guidance we provided on that and it's playing out over the year throughout the year as we expect, basically in tandem with the conversion process.


--------------------------------------------------------------------------------
Daniel Henriques  - Goldman Sachs - Analyst


And if I may, another question. You just announced this first acquisition as a public company and about 3500 lines. In the past you made acquisitions as big as 30,000, I believe, and as small as, I think, 500, 800 lines. Is Bentleyville kind of an indication of kind of the size of acquisitions you are looking for or is it going to vary a lot depending - how do you look in terms of sizes for those acquisitions.


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


Good question and I think the answer is the biggest transaction we have ever done is about 52,000 lines when we acquired it, which would be the GT Com property, and like you said, 500 lines is the smallest. I don't think Bentleyville is necessarily indicative of what we'll see. It just happened that Bentleyville was right next door to an existing company, it made a lot of sense for us and it was the size it was. I think you'll really see size all over the board and I can tell you that there is a pipeline now and the pipeline consists of deals that are significantly larger than Bentleyville and I'm not sure if there's anything that's actually smaller than Bentleyville that we actually have in the pipeline. Things that we're looking at that we might have an opportunity to do down the road.

But it will be various sizes. I don't think that it's fair to say that Bentleyville is kind of a standard type deal we'd be doing.


--------------------------------------------------------------------------------
Daniel Henriques  - Goldman Sachs - Analyst


In terms of time, you also - the years - there was a year that you have announced like three or four acquisitions, other years, nothing. In terms of intensity of how frequently we should see announcements like that, you say there are more things in the pipeline to - how soon or what kind of - Do you have any guidance in terms to timing, as well?


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


Let me answer the question anecdotally, if you will, and that is we, as you said, did as many as four or five transactions in a year and it's to a zero and we grew very successfully that way. When our capital structure kind of got upside down, associated with the CLEC venture and so on, that's when you saw the transactions slow down to a crawl or basically zero or one transaction a year. I think you will see us pick the pace up on acquisitions. It's hard to talk about the pipeline because if I can start - I can tell you that by pipeline I mean things that we both know may happen, that we've been approached about companies, about deals, and we continue to be approached by - now that we have a strong capital structure again, now that we have a currency that we can use in addition to cash, we continue to be approached by companies directly for negotiated transactions and we actually have a couple of those kinds of things in the pipeline right now.

Now, whether or not they every happen, we don't know. But I will tell you the pipeline today is probably as robust as I have seen it for our company in a number of years. Partially, that's because we've been on the sidelines really for the last, almost five years now. Certainly four years we've been on the sidelines. So I think you'll see transactions, but I think you will not see transactions - so many transactions that we can properly integrate, and we think that's critical that we do what we say we're going to do. We've always done that and we will continue to do that.


--------------------------------------------------------------------------------
Daniel Henriques  - Goldman Sachs - Analyst


Thanks, Gene.


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


You're welcome.




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the prior written consent of Thomson Financial.

                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Operator


Your next question comes from the line of Tom Seitz with Lehman Brothers.


--------------------------------------------------------------------------------
Tom Seitz  - Lehman Brothers - Analyst


Yeah. Good morning. I was just wondering if you could tell me, I don't think I read it in the press release, whether or not you were able to use your stock as the currency or part of the currency for the Bentleyville most recent transaction.


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


Yes. We are not using stock for that. We will be using our revolver for that transaction.


--------------------------------------------------------------------------------
Tom Seitz  - Lehman Brothers - Analyst


Okay. Great. Thanks.


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


You're welcome.


--------------------------------------------------------------------------------
Operator


Your next question comes from the line of Ed Yang with CIBC World Markets.


--------------------------------------------------------------------------------
Ed Yang  - CIBC World Markets - Analyst


Thank you, good morning. I apologize for that earlier, I think I had to hop off.


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


It's okay.


--------------------------------------------------------------------------------
Ed Yang  - CIBC World Markets - Analyst


Thanks, Gene. My question is on just revenue trends and I apologize if this was already addressed before, but you mentioned that support revenues were down about four percent year over year and that was basically in line with what you were putting in your budget and obviously a lot of this is driven by your success cutting op ex and cap ex and just the way that your rate of return regulation works. But relative to your budget, are we at a sustainable run rate here now from the first quarter numbers? Or do you expect to see additional pressures on that revenue stream particular since you are lowering your cap ex guidance?


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


We - again, I have got to be careful about giving guidance here. I can tell you that as it relates to the cap ex, we pay a significant amount of attention to cap ex and where we spend the money to make sure that it does not dramatically impact our regulated revenue stream.

Now, that being said, if I can spend a dollar of cap ex and get a higher return on it somewhere than what I'm losing on the regulated revenue stream, I would do that, okay? But, so we pay a lot of attention to that. It's a complicated algorithm, as you know, and we look at it very, very




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the prior written consent of Thomson Financial.

                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


closely. I don't want to give any guidance on that, other than to say we are quite comfortable with what we have told you in the past about what we anticipate 2005 to look like and we're quite satisfied right now with 2005.


--------------------------------------------------------------------------------
Ed Yang  - CIBC World Markets - Analyst


And Gene, just in general, these payments are typically lumpy so sometimes I am a little hesitant to look at one quarter's access revenue settlements and so on and try to extrapolate that out. Was there any sort of one time true-ups or true-downs in either the interstate access or last quarter you had a true-up in the first quarter that would make it less meaningful a quarter to draw a trend from?


--------------------------------------------------------------------------------
Walter Leach  - FairPoint Communications, Inc. - Executive V.P. and CFO


Ed, let me respond to that. No, there were no one-time true-ups of any magnitude in the first quarter and maybe you didn't hear it early in the call, I did caution people that if you just annualize the first quarter you would miss the impact of several positive items that are likely to occur over the balance of the year.


--------------------------------------------------------------------------------
Ed Yang  - CIBC World Markets - Analyst


And what are those positive items?


--------------------------------------------------------------------------------
Walter Leach  - FairPoint Communications, Inc. - Executive V.P. and CFO


We typically, over the summer months, we do get NECA true-ups on a fairly regular basis. We know our DSL growth is going to - and our LD growth will continue over the year and create additional EBITDA. Major change, again, is a drop in the NECA DSL tariff. We will save anywhere from three dollars to six dollars per month per account and, again, we know that the dividends and distributions typically are the lowest in the first quarter versus the following quarters.


--------------------------------------------------------------------------------
Ed Yang  - CIBC World Markets - Analyst


And Walt, just on the NECA and the true-ups, doesn't that kind of go both ways? Historically, have you ever had true-downs, where I don't even know if that's a real world, but it's all based on estimates. I mean, historically, I think most carriers have had true-ups. Has it ever gone the other way?


--------------------------------------------------------------------------------
Walter Leach  - FairPoint Communications, Inc. - Executive V.P. and CFO


What we have had is we have had some netting against the true-ups that would have otherwise been a larger number but since I have been with the company I have never seen us report a true-down. I guess technically it is possible but I have no reason to think that's going to happen this year, Ed.


--------------------------------------------------------------------------------
Eugene Johnson  - FairPoint Communications, Inc. - Chairman and CEO


And Walt's been with the company since the fall of 1994, so he's been around a while.


--------------------------------------------------------------------------------
Ed Yang  - CIBC World Markets - Analyst


Okay. Great. Thanks.


--------------------------------------------------------------------------------
Operator


At this time there are no further questions. Mr. Henry, do you have any closing remarks?




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(C)  2005  Thomson  Financial.  Republished  with  permission.  No  part of this
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the prior written consent of Thomson Financial.

                                                                Final Transcript
--------------------------------------------------------------------------------
May. 04. 2005 / 9:00AM, FRP - Q1 2005 FairPoint Communications, Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Timothy  W.  Henry -  FairPoint  Communications,  Inc.  - V.P.  of  Finance  and
Treasurer


No, I think we are good. We greatly appreciate everyone's being so attentive and the dialogue that we've had and we certainly look forward to future conversations with you as we move forward and talk about Q2 and future results. Thanks everyone and have a great day.


--------------------------------------------------------------------------------
Operator


This concludes today's conference call. To hear a replay of today's call, please dial 1-800-642-1687, or706-645-9291. You will hear a prompt to key in the conference's ID number, which is 5580084. Again, the number to dial to access the replay is 800-642-1687 or 706-645-9291 with conference ID number 5580084. Thank you. You may now disconnect.

--------------------------------------------------------------------------------

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